UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: January 9, 2015

Signature Group Holdings, Inc.

Delaware	001-08007	46-3783818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15301 Ventura Boulevard, Suite 400 Sherman Oaks, California 91403
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

As previously disclosed, on January 12, 2015, Signature Group Holdings, Inc. (“Signature” or the “Company”), announced that it completed the sale of its indirect wholly owned subsidiary North American Breaker Co., LLC (“NABCO”) to NABCO Holding Company, LLC (the “Purchaser”) on January 9, 2015, for a cash purchase price of $78 million, subject to the repayment of debt and other fees and expenses associated with the transaction.  The Company filed a Current Report on Form 8-K with the Securities and Exchange Commission on January 12, 2015 (the “NABCO 8-K”) announcing the sale and disclosing the terms of the NABCO Purchase Agreement (as defined in the NABCO 8-K).

This Amendment No. 1 to the NABCO 8-K amends the NABCO 8-K to provide the Company’s pro forma financial information giving effect to the sale of NABCO as required by Item 9.01(b) of Form 8-K.

Item 9.01.                                        Completion of Acquisition or Disposition of Assets.

(b) Pro Forma Financial Information

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 and the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2014 and the year ended December 31, 2013 are filed herewith as Exhibit 99.1 and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
99.1

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 and Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2014 and the year ended December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURE GROUP HOLDINGS, INC.

Date: January 15, 2015	By:	W. CHRISTOPHER MANDERSON
	Name:	W. Christopher Manderson
	Title:	Executive Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 and Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2014 and the year ended December 31, 2013.